Exhibit 4.3

EXECUTION VERSION

SECOND LIEN SECURITY AGREEMENT

made by

ROUNDY’S, INC.

ROUNDY’S ACQUISITION CORP.

ROUNDY’S SUPERMARKETS, INC.

and certain of its Subsidiaries

in favor of

U.S. Bank National Association

as Collateral Agent

Dated as of December 20, 2013

TABLE OF CONTENTS

PAGE

ARTICLE 1
DEFINED TERMS

Section 1.01. Definitions	1
Section 1.02. Other Definitional Provisions	6

ARTICLE 2
GRANT OF SECURITY INTEREST

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Section 3.01. Title; No Other Liens	9
Section 3.02. Perfected Liens	9
Section 3.03. Jurisdiction of Organization; Chief Executive Office	9
Section 3.04. Investment Property	9
Section 3.05. Intellectual Property	10

ARTICLE 4
COVENANTS

Section 4.01. Delivery of Instruments and Chattel Paper	10
Section 4.02. Changes in Locations, Name, etc.	10
Section 4.03. Investment Property	11
Section 4.04. Intellectual Property	12
Section 4.05. Further Assurances	12

ARTICLE 5
REMEDIAL PROVISIONS

Section 5.01. Pledged Stock	13
Section 5.02. [Intentionally omitted]	14
Section 5.03. Application of Proceeds	14
Section 5.04. Code and Other Remedies	15
Section 5.05. Securities Act	16
Section 5.06. Deficiency	16

ANNEXES

Annex I	Form of Assumption Agreement
Annex II	Form of Copyright Security Agreement
Annex III	Form of Patent Security Agreement
Annex IV	Form of Trademark Security Agreement

SCHEDULES

Schedule 1	Intellectual Property
Schedule 2	Pledged Investment Property
Schedule 3	Commercial Tort Claims
Schedule 4	Filings and Actions for Perfection
Schedule 5	Jurisdiction, Identification Number and Chief Executive Office

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SECOND LIEN SECURITY AGREEMENT, dated as of December 20, 2013, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of U.S. Bank National Association, as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties referred to below.

WITNESSETH:

WHEREAS, Roundy’s Supermarkets, Inc. (the “Company”), each other Grantor, and U.S. Bank National Association as trustee (in such capacity, the “Trustee”) and as Collateral Agent are entering into an Indenture dated as of the date hereof (as amended, restated, supplemented, renewed, modified, increased, refunded, replaced, revised, restructured or refinanced in whole or in part from time to time, the “Indenture”) providing for the issuance of 10.250% Senior Secured Second Lien Notes due 2020 (together with any additional notes issued under the Indenture, the “Notes”) of the Company, as contemplated therein (the registered holders from time to time of the Notes being referred to therein as the “Holders” and, together with the Trustee and the Collateral Agent, the “Secured Parties”);

WHEREAS, the Company is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the Company and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefits from the issuance of the Notes; and

WHEREAS, it is a condition precedent to the issuance of the Notes by the Company that each of the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE 1

DEFINED TERMS

Section 1.01. Definitions. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b) The rules of construction specified in Section 1.02 of the Indenture also apply to this Agreement, mutatis mutandis.

(c) The following terms shall have the following meanings:

“Administrative Agent” shall mean the “First-Lien Administrative Agent”, as such term is defined in the Intercreditor Agreement.

“Agreement” shall mean this Second Lien Security Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Collateral” shall have the meaning provided in Article 2.

“Collateral Agent” shall have the meaning provided in the preamble hereto.

“Company” shall have the meaning provided in the recitals hereto.

“Copyrights” shall mean (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 1), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses” shall mean any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 1), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyright Security Agreement” shall mean an agreement substantially in the form of Annex II hereto.

“Deposit Account” shall have the meaning given in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Discharge of Senior Lender Claims” shall have the meaning set forth in the Intercreditor Agreement.

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“Excluded Account” shall mean any Deposit Account that (i) is used solely as a payroll, pension, trust or employee benefits or related employee benefit account, (ii) is used solely as a withholding, tax, escrow or fiduciary account, (iii) is used solely as a security deposit account maintained for the benefit of unaffiliated third parties, (iv) is a zero balance account or (v) does not hold, together with each other Deposit Account excluded pursuant to this clause (v), an aggregate balance in excess of $20,000,000.

“Excluded Actions” shall have the meaning provided in Article 2(b).

“Excluded Assets” shall have the meaning provided in Article 2(a).

“First Lien Loan Documents” shall mean the “Senior Lender Documents”, as such term is defined in the Intercreditor Agreement.

“First Lien Secured Obligations” shall mean the “First-Lien Indebtedness”, as such term is defined in the Intercreditor Agreement.

“Foreign Subsidiary” shall mean any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock” shall mean the voting Capital Stock of any Foreign Subsidiary.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Grantors” shall have the meaning provided in the preamble hereto.

“Holders” shall have the meaning provided in the recitals hereto.

“Intellectual Property” shall mean, collectively, all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses, all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom and all income, royalties and payments now or hereafter due with respect to any of the foregoing.

“Intercompany Note” shall mean any promissory note evidencing loans made by any Grantor to the Company or any of its Restricted Subsidiaries.

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“Indenture” shall have the meaning provided in the recitals hereto.

“Investment Property” shall mean, collectively, (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers” shall mean, collectively, each issuer of any Investment Property.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien granted hereunder on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “New York UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Notes” shall have the meaning provided in the recitals hereto.

“Notes Document” shall mean the Indenture, the Intercreditor Agreement, any Second Lien Security Document or any other document made, delivered or given in connection with the Notes.

“Obligations” shall mean the “Second-Priority Lien Obligations”, as defined in the Indenture.

“Patents” shall mean (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 1, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 1, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License” shall mean all agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 1.

“Patent Security Agreement” shall mean an agreement substantially in the form of Annex III hereto.

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“Pledged Notes” shall mean all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock” shall mean the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided, that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Property” shall mean any right or interest in or to property or asset of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Receivable” shall mean any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to and binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Second Lien Security Documents” shall mean the “Second-Priority Security Documents”, as defined in the Indenture.

“Secured Parties” shall have the meaning provided in the recitals hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Credit Agent” shall have the meaning set forth in the Intercreditor Agreement.

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“Senior Lender Claims” shall have the meaning set forth in the Intercreditor Agreement.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 1.

“Trademark Security Agreement” shall mean an agreement substantially in the form of Annex IV hereto.

“Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 1, and (ii) the right to obtain all renewals thereof.

“Trustee” shall have the meaning provided in the recitals hereto.

Section 1.02. Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE 2

GRANT OF SECURITY INTEREST

(a) Each Grantor hereby collaterally assigns, transfers and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, in each case, regardless of where located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

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(i) all Accounts

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Intellectual Property;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Letter-of-Credit Rights;

(xii) the Commercial Tort Claims described in Schedule 3;

(xiii) all Goods and other personal property not otherwise described above;

(xiv) all books and records pertaining to the Collateral; and

(xv) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Article 2, “Collateral” shall not include, and this Agreement shall not constitute a grant of a security interest in, the following: (A) any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock,” (B) any property to the extent that such grant of a security interest is in Equipment or Property, as the case may be, subject to a Lien permitted pursuant to the definition of “Permitted Liens” in the Indenture, in each case, with respect to which such Grantor is prohibited from granting a security interest under the terms of the Debt

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incurred to finance the purchase of such Equipment or Property, or to the extent that the grant of such security interest in such Equipment or Property is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (C) any owned real property with a value (together with improvements thereon) of less than $3,000,000 and any leasehold interest related to real property, (D) any property of Parent or Holdings, other than their respective right, title and interest in and to the Capital Stock of the Company (and Holdings, in the case of Parent) and related intangible assets and Proceeds thereof, (E) any United States intent-to-use trademark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under the applicable federal law and (F) prior to the Discharge of Senior Lender Claims, any assets not subject to First Priority Liens (the assets described in the immediately preceding clauses (A) though (F), collectively, the “Excluded Assets”).

(b) Notwithstanding anything herein to the contrary, (i) in no event shall any Grantor be required to (A) perfect a security interest in (y) any foreign Intellectual Property or (z) any vehicles or other assets covered by a certificate of title (except to the extent such security interest is perfected by the filing of UCC financing statements, generally), (B) take any action intended to cause any property that constitutes Excluded Assets to constitute Collateral, (C) take any action, other than the filing of UCC financing statements and other actions otherwise required to be taken hereunder, to perfect any Lien in any assets located outside of the United States, (D) deliver (w) landlord waivers, (x) bailee letters, (y) other similar third-party documents or (z) foreign security documents or (E) deliver a control agreement with respect to (x) any Excluded Account or (y) any other Deposit Account if, after using commercially reasonable efforts, such Grantor determines that such control agreement cannot be obtained (the actions described in this clause (i), collectively, the “Excluded Actions”), (ii) none of the covenants or representations and warranties herein or in any other Second Lien Security Document shall be deemed to apply to any property constituting Excluded Assets and (iii) none of the covenants or representations and warranties herein or in any other Second Lien Security Document shall be deemed to apply to, or require the performance of, any Excluded Actions.

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(c) The security interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Grantor with respect to any of the Collateral or any transaction in connection therewith.

(d) Notwithstanding anything herein to the contrary, it is the understanding of the parties that the Liens granted pursuant to this Article 2 shall be subject and subordinate to the Liens granted to the Administrative Agent to secure the First Lien Secured Obligations pursuant to the First Lien Loan Documents.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants, on and as of the date hereof, that:

Section 3.01. Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Second Lien Security Documents and the other Liens permitted to exist on the Collateral by the Indenture, such Grantor owns each item of the Collateral purported to be owned by it free and clear of any and all Liens of others.

Section 3.02. Perfected Liens. The security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule 4 and payment of all applicable fees, will constitute valid perfected security interests in all of the Collateral (to the extent that a security interest in such Collateral can be perfected by such filings and such other actions) in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations.

Section 3.03. Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 5.

Section 3.04. Investment Property. (a) On the date hereof, Schedule 2 correctly lists all the Pledged Stock owned by such Grantor.

(b) All the shares of the Pledged Stock of each Wholly Owned Restricted Subsidiary owned by such Grantor have been duly authorized and validly issued and are fully paid and non-assessable (to the extent applicable).

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Section 3.05. Intellectual Property. Schedule 1 lists all registered or patented Intellectual Property, and all applications to register or patent Intellectual Property, owned by such Grantor on the date hereof.

ARTICLE 4

COVENANTS

Each Grantor covenants and agrees with the Secured Parties that:

Section 4.01. Delivery of Instruments and Chattel Paper. Subject to Section 7.17 hereof, if an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise its rights pursuant to this Section 4.01 to the relevant Grantor or Grantors, if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (having a value in excess of $100,000, individually), Certificated Security (having a value in excess of $100,000, individually) or Chattel Paper (having a value in excess of $100,000, individually), such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Collateral Agent, duly indorsed to the Collateral Agent, to be held as Collateral pursuant to this Agreement; provided that, prior to the Discharge of Senior Lender Claims, such Grantor shall not be required to take any of the actions set forth in this Section unless the Administrative Agent or Senior Credit Agent requires such Grantor to take such action pursuant to the First Lien Loan Documents or the Intercreditor Agreement.

Section 4.02. Changes in Locations, Name, etc. If any Grantor changes its jurisdiction of organization or the location of its chief executive office, sole place of business or principal residence, as applicable, or changes its legal name (in each case, other than in connection with any transaction permitted under the Indenture whereby such Grantor is no longer required to be a Guarantor or Grantor), such Grantor shall take all actions necessary to maintain the perfection and/or priority (subject to the limitations and exceptions under this Agreement and the other Notes Documents and Permitted Liens) of the security interest created under this Agreement in the Collateral, within the time frames required by the applicable Uniform Commercial Code; provided that such Grantor shall use commercially reasonable efforts to notify the Collateral Agent of any such change within 30 days after such change; provided further that it is understood and agreed that, in any event, the failure to deliver any such notice in and of itself (and the failure to deliver such notice within the specified period in and of itself) shall be deemed not to be a breach or default of this Agreement or a Default or Event of Default under the Indenture.

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Section 4.03. Investment Property. (a) Subject to Section 7.17 hereof, if such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of Pledged Stock, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor as additional Collateral. If any non-cash distribution of capital shall be made on or in respect of the Pledged Stock or Pledged Notes or any non-cash property shall be distributed upon or with respect to the Pledged Stock or Pledged Notes pursuant to the recapitalization or reclassification of the capital of any issuer of such Pledged Stock or Pledged Notes or pursuant to the reorganization thereof, in each case to the extent such capital or property would constitute Pledged Stock or Pledged Notes, the capital or property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be and become part of the Collateral and, if received by any Grantor, shall be delivered to the Collateral Agent as otherwise required hereunder. If after the occurrence and during the continuation of an Event of Default and after prior written notice from the Collateral Agent to each applicable Grantor that the Collateral Agent is exercising its rights pursuant to Section 5.01(b) of this Agreement, any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, and shall forthwith deliver such money or property to the Collateral Agent to be applied as set forth in Section 5.03 of this Agreement.

(b) If reasonably requested by the Collateral Agent, any limited liability company and any partnership controlled by any Grantor (to the extent the Capital Stock of such limited liability company or partnership constitutes Collateral pledged by such Grantor hereunder) shall either (i) not include in its operative documents any provision that any Capital Stock in such limited liability company or such partnership be a “security” as defined under Article 8 of the New York UCC, or (ii) certificate any Capital Stock in any such limited liability company or such partnership. To the extent an interest in any limited liability company or partnership controlled by any Grantor and pledged hereunder is certificated or becomes certificated, each such certificate shall be delivered to the Collateral Agent pursuant to Section 4.03(a) and such Grantor shall fulfill all other requirements under Section 4.03 applicable in respect thereof.

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Section 4.04. Intellectual Property. Whenever any Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application with respect to any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright), to the extent constituting Collateral, with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, such Grantor shall, with respect to such applications or registrations, as the case may be, filed during any fiscal quarter of the Company (i) report such filing to the Collateral Agent prior to, or concurrently with, the delivery of the financial statements for such fiscal quarter (or in the case of the last fiscal quarter of each fiscal year, such fiscal year) pursuant to Section 4.17 of the Indenture and (ii) in connection with such report, execute and deliver and cause to be filed a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement with respect to any such Copyrights, Patents or Trademarks, as applicable, and any and all other agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such applied for or registered Patent, Trademark or Copyright and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

Section 4.05. Further Assurances.

(a) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as necessary (or as the Collateral Agent may from time to time reasonably request in writing) to preserve, protect and perfect (to the extent required to be perfected under the terms herein and the other Notes Documents) the security interest granted hereunder and the rights and remedies created hereby, including (i) the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, (ii) to the extent that such Grantor has, pursuant to the First Lien Loan Documents, entered into an agreement enabling the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect to Deposit Accounts (other than Excluded Accounts), using commercially reasonable efforts to (i) ensure that the Collateral Agent shall receive the benefit of such agreement or (ii) enter into control agreements with respect to such Deposit Accounts with the applicable depositary institutions and the Collateral Agent; provided that if after using commercially reasonable efforts, such Grantor determines that such benefits or control agreement cannot be obtained, such Grantor’s obligations under this clause (ii) shall be deemed satisfied and no further action in respect thereof shall be required; provided, further that notwithstanding anything to the contrary herein or in any other Note Document, no such actions or control agreements shall be required to be delivered prior to the 91st day after the Issue Date and (iii) the granting of the security interests and the filing of any financing statements or other documents (including execution of one or more Copyright Security Agreements, Patent Security Agreements and/or Trademark Security Agreements and filing such agreements with the United States Patent and Trademark Office or United States Copyright Office, as applicable) in connection herewith or therewith.

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(b) At its option, the Collateral Agent may (but shall not be obligated to) discharge past due taxes, assessments, charges, fees or Liens at any time levied or placed on the Collateral and not permitted pursuant to Section 4.08 of the Indenture and may pay for the maintenance and preservation (including policies of insurance) of the Collateral to the extent any Grantor fails to do so as required by the Indenture, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent in connection with the foregoing authorization, provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens and maintenance as set forth in this Agreement or in the other Notes Documents.

(c) Each Grantor appoints the Collateral Agent as such Grantor’s true and lawful agent (and attorney-in-fact), upon the occurrence and during the continuation of an Event of Default, and subject to the terms of the Intercreditor Agreement, for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.

ARTICLE 5

REMEDIAL PROVISIONS

Section 5.01. Pledged Stock. (a) Subject to Section 4.03, unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given at least three (3) Business Days’ prior notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 5.01(b), each Grantor shall be permitted to receive all dividends and distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent not prohibited under the Indenture, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property for any purpose.

(b) If an Event of Default shall occur and be continuing and the Collateral Agent gives at least three (3) Business Days’ prior notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other cash distributions paid in respect of the Investment Property and make application thereof to the Obligations in accordance with Section 5.03, and (ii) the Collateral

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Agent shall have the right to hold the Collateral constituting Investment Property in its own name or in the name of its nominee, and the Collateral Agent or its nominee may thereafter exercise (A) all voting and other consensual rights pertaining to such Investment Property at any meeting of shareholders of the relevant issuer or issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any issuer thereof, but the Collateral Agent shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each other Grantor that is the issuer of any Investment Property pledged by such Grantor hereunder, subject to delivery of the three (3) Business Days’ prior notice specified in clause (b) above, to (i)comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B)is otherwise in accordance with the terms of this Agreement, and (ii)to the extent expressly instructed in such notice, pay any dividends or other cash payments in respect of such Investment Property directly to the Collateral Agent; whereupon the Collateral Agent shall apply such amounts as set forth in Section 5.03.

(d) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights and powers it is entitled to exercise pursuant to Section 5.01(a).

Section 5.02. [Intentionally omitted.]

Section 5.03. Application of Proceeds. If an Event of Default shall have occurred and be continuing the Collateral Agent shall apply, subject to the terms of the Intercreditor Agreement, the proceeds of any collection or sale of Collateral pursuant to this Article 5, including Collateral consisting of cash, as follows:

First, to pay incurred and unpaid fees and expenses of the Collateral Agent and the Trustee under the Notes Documents to the extent then due and owing;

Second, to the Trustee to apply such proceeds in accordance with Section 6.10 of the Indenture; and

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Third, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Section 5.04. Code and Other Remedies. (a) Subject to the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other Second Lien Security Documents, all rights and remedies of a secured party under the New York UCC (whether or not in effect in the jurisdiction where such rights are exercised) or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required in this Agreement, any other Note Document or by law) to or upon any Grantor or any other Person (all and each of such demands, defenses, advertisements and notices are hereby waived to the extent not prohibited by applicable law or statute), may in such circumstances, subject to the Intercreditor Agreement, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall not be obliged to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. The Collateral Agent may disclaim any warranty, as to title or as to any other matter, in connection with such sale or other disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.04, after deducting all reasonable documented out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements to the extent required to be reimbursed under Section 7.09, to the payment in whole or in part of the Obligations, in such order as set forth in Section 5.03. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

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(b) Without limitation of the foregoing in this Section 5.04, for the purpose of enabling the Collateral Agent to exercise its rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent a nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), subject in each case to the terms of any applicable Copyright License, Patent License or Trademark License, to use, license and sublicense any Intellectual Property included in the Collateral (with respect to Trademarks, subject to reasonable quality control in favor of such Grantor), including in such license reasonable access to all media in which any of such Intellectual Property may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. Such license may be exercised by the Collateral Agent only upon the occurrence of, and during the continuation of, an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

Section 5.05. Securities Act. Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

Section 5.06. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations.

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ARTICLE 6

THE COLLATERAL AGENT

Section 6.01. Collateral Agent’s Appointment as Attorney-in-Fact, etc. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, either in the name of the Collateral Agent or on behalf of such Grantor, upon the occurrence and during the continuance of an Event of Default, to do any or all of the following:

(a) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral;

(b) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and

(c) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes.

Anything in this Section 6.01 to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.01 unless an Event of Default shall have occurred and be continuing.

Section 6.02. Collateral Agent. The Collateral Agent and each agent, custodian and other Persons employed by the Collateral Agent to act hereunder or under any other Second Lien Security Document shall enjoy all the same rights, protections, immunities and indemnities granted to it under the Indenture and, to the extent not contrary to any provision of the Indenture as though set forth in full herein. In performing its functions and duties solely under this Agreement, the Collateral Agent shall act solely as the agent of the Secured Parties and does not assume, nor shall it be deemed to have assumed, any obligation or relationship of trust with or for the Secured Parties.

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Section 6.03. Financing Statements and Other Filings.

(a) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all personal property,” “all assets” or the like of such Grantor or such other description as the Collateral Agent may determine and (ii) contain the information required by the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon the Collateral Agent’s written request.

(b) The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by each Grantor in such Intellectual Property hereunder, including any Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c) Notwithstanding the foregoing authorizations, in no event shall the Collateral Agent be obligated to prepare or file any financing statements or other Second Lien Security Documents whatsoever, or to maintain the perfection of the security interest granted hereunder. Each Grantor agrees to prepare, record and file, at its own expense, financing statements (and amendments and continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the Collateral to the extent required under this Agreement, the Indenture, each other Second Lien Security Document and the Intercreditor Agreement, and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be under any obligation whatsoever to file any such financing or continuation statements or to make any other filing under the New York UCC in connection with this Agreement or any other Second Lien Security Document.

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ARTICLE 7

MISCELLANEOUS

Section 7.01. Amendments in Writing. Except as provided in Section 5.1(c) of the Intercreditor Agreement, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Article 9 of the Indenture; provided, that no consent shall be required in connection with the accession of any additional Grantor in accordance with Section 7.12 or with any automatic termination or release in accordance with the terms of Section 7.13 or the Indenture.

Section 7.02. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 14.03 of the Indenture. All communications and notices hereunder to any Grantor shall be given to it in care of the Company as provided in Section 14.03 of the Indenture.

Section 7.03. No Waiver by Course of Conduct; Cumulative Remedies. No failure or delay by any Secured Party in exercising any right or power hereunder or under any other Second Lien Security Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and under the other Second Lien Security Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision in this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by Section 7.01, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

Section 7.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns and shall inure to the benefit of the other Secured Parties and their respective permitted successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest in this Agreement or in the Collateral (and any such assignment or transfer shall be void) except as contemplated by this Agreement or the Indenture.

Section 7.05. Further Assurances. Notwithstanding anything to the contrary herein, the parties hereto agree to comply with the requirements set forth in Article 11 of the Indenture.

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Section 7.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission (or other electronic transmission) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 7.07. Severability. Any provision in this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.08. Section Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.09. Collateral Agent’s Fees and Expenses. The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its reasonable out-of-pocket costs and expenses incurred hereunder, except for expenses, disbursements and advances as shall have been caused by the Collateral Agent’s negligence or willful misconduct, in connection with exercise of its rights or remedies hereunder or as otherwise provided in Article 11 of the Indenture.

Section 7.10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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Section 7.11. Submission to Jurisdiction; Waivers.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Second Lien Security Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Nothing in this Agreement or any other Second Lien Security Document shall affect any right that the Collateral Agent, any Secured Party or any Grantor may otherwise have to bring any action or proceeding relating to this Agreement or any other Second Lien Security Document in the courts of any jurisdiction.

(b) Each of the Grantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Second Lien Security Document in any court referred to in clause (a) of this Section 7.11. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.02. Nothing in this Agreement or any other Second Lien Security Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 7.12. Additional Grantors. Pursuant to Section 4.15 of the Indenture, each Restricted Subsidiary of the Company that was not in existence or not a Restricted Subsidiary on the date of the Indenture, as applicable, and required pursuant to Section 4.15 of the Indenture to enter into this Agreement as a Grantor upon becoming such a Restricted Subsidiary shall do so (in accordance with Section 4.15 of the Indenture). Upon execution and delivery by such Subsidiary of an instrument in the form of Annex I hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor in this Agreement. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

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Section 7.13. Termination; Releases and Subordination.

(a) The Collateral Agent hereby agrees that (i) the Collateral shall be released from the Liens created hereby, (ii) this Agreement and the obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate and (iii) the Liens created hereby or by any other Second Lien Security Document shall be subordinated, in each case, in accordance with the terms set forth in the Indenture (including, without limitation, Sections 11.03 and 11.08 thereof).

(b) In connection with any termination or release of any Lien created hereunder or under any other Second Lien Security Document pursuant to clause (a) above, the Collateral Agent shall execute and deliver to any Person, at such Person’s expense, all instruments or other documents that such Person shall reasonably request to effect or evidence such termination or release of its obligations or the Liens in the applicable Collateral and shall take such other actions reasonably requested or necessary to effect or evidence such termination or release. At the request and sole expense of any Grantor following any such termination or release, the Collateral Agent shall promptly deliver to such Grantor any such Collateral held by the Collateral Agent.

(c) In connection with the subordination of any Lien created hereunder or under any other Second Lien Security Document pursuant to clause (a) above, the Collateral Agent shall execute and deliver to the Administrative Agent (or Senior Credit Agent) and the Company (or applicable Grantor), such amendments to any Note Documents, subordination agreements or other documents as the Administrative Agent (or Senior Credit Agent) and the Company (or applicable Grantor) may request to effectively confirm or effect such subordination.

Section 7.14. Interpretation. Subject to Section 7.16, in the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in the Indenture, the terms and provisions of the Indenture shall govern and control.

Section 7.15. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER NOTES DOCUMENTS. EACH PARTY HERETO (A)

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CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTES DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.15.

Section 7.16. Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Liens, security interests and rights granted pursuant to this Agreement or any other Second Lien Security Document shall be as set forth in, and subject to the terms and conditions of (and the exercise of any right or remedy by the Collateral Agent hereunder or thereunder shall be subject to the terms and conditions of), the Intercreditor Agreement. In the event of any conflict between this Agreement or any other Second Lien Security Document and the Intercreditor Agreement, the Intercreditor Agreement shall control, and no right, power, or remedy granted to the Collateral Agent hereunder or under any other Second Lien Security Document shall be exercised by the Collateral Agent, and no direction shall be given by the Collateral Agent in contravention of the Intercreditor Agreement. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Collateral Agent (and the Secured Parties) shall be subject to the terms of the Intercreditor Agreement, and, until the Discharge of Senior Lender Claims, any obligation of the Company and other Grantors hereunder or under any other Second Lien Security Document with respect to the delivery or control of any Collateral, the novation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person, in each case in connection with any Collateral shall be deemed to be satisfied if the Company or such Grantor, as applicable, complies with the requirements of the similar provision of the applicable First Lien Loan Document.

Section 7.17. Perfection of Control and Possessory Collateral; Delivery to Collateral Agent Generally. Notwithstanding anything to the contrary herein, other than as specified in Section 4.05(a)(ii) hereof, the possession or control of any Collateral which is perfected by the Administrative Agent or Senior Credit Agent by possession or control shall satisfy any requirement hereunder to provide possession or control of such Collateral to the Collateral Agent. To the extent any information, agreement, certificate or other document to be delivered or provided to the Collateral Agent under this Agreement is required to be satisfactory to the Collateral Agent, any information, agreement, certificate or other document substantially similar in form to any corresponding information, agreement, certificate or other document delivered to the Administrative Agent or Senior Credit Agent shall be deemed to be reasonably satisfactory to the Collateral Agent. The Collateral Agent shall not be required to make any request hereunder without the instructions of the Holders of the Notes in accordance with the Indenture.

[signature page follows]

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IN WITNESS WHEREOF, each of the undersigned has caused this Second Lien Security Agreement to be duly executed and delivered as of the date first above written.

ROUNDY’S, INC.

By:	/s/ Edward G. Kitz
Name: Edward G. Kitz
Title: Group Vice president—Legal, Risk & Treasury; Corporate Secretary

ROUNDY’S SUPERMARKETS, INC.

By:	/s/ Edward G. Kitz
Name: Edward G. Kitz
Title: Group Vice president—Legal, Risk & Treasury; Corporate Secretary

ROUNDY’S ACQUISITION CORP.

By:	/s/ Darren W. Karst
Name: Darren W. Karst
Title: Vice President, CFO & Assistant Secretary

IRP, LLC

By:	/s/ Edward G. Kitz
Name: Edward G. Kitz
Title: Vice President & Secretary

I.T.A., INC

By:	/s/ Edward G. Kitz
Name: Edward G. Kitz
Title: Vice President & Secretary

[Signature Page to Second Lien Security Agreement]

JONDEX CORP.

By:	/s/ Edward G. Kitz
Name: Edward G. Kitz
Title: Vice President & Secretary

KEE TRANS, INC.

By:	/s/ Edward G. Kitz
Name: Edward G. Kitz
Title: Vice President & Secretary

MEGA MARTS, LLC

By:	/s/ Edward G. Kitz
Name: Edward G. Kitz
Title: Vice President & Secretary

RBF, LLC

By:	/s/ Edward G. Kitz
Name: Edward G. Kitz
Title: Vice President & Secretary

ROUNDY’S ILLINOIS, LLC

By:	/s/ Edward G. Kitz
Name: Edward G. Kitz
Title: Vice President & Secretary

SHOP-RITE, LLC

By:	/s/ Edward G. Kitz
Name: Edward G. Kitz
Title: Vice President & Secretary

[Signature Page to Second Lien Security Agreement]

ULTRA MART FOODS, LLC

By:	/s/ Edward G. Kitz
Name: Edward G. Kitz
Title: Vice President & Secretary

[Signature Page to Second Lien Security Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

[Signature Page to Second Lien Security Agreement]

Annex I

to

Second Lien Security Agreement

ASSUMPTION AGREEMENT, dated as of [DATE], made by [NAME OF NEW GRANTOR], a [JURISDICTION] [FORM OF ORGANIZATION] (the “Additional Grantor”), in favor of U.S. Bank National Association, as collateral agent (in any such capacity, together with its successors in such capacity, the “Collateral Agent”) for the ratable benefit of the Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in the Second Lien Security Agreement referred to below.

WITNESSETH:

WHEREAS, Roundy’s Supermarkets, Inc., a Wisconsin corporation (the “Company”), the Holders and the Trustee have entered into the Indenture, dated as of December [20], 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, in connection with the Indenture, the Company and the other Grantors have entered into the Second Lien Security Agreement, dated as of December [20], 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Security Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Indenture requires the Additional Grantor to become a party to the Second Lien Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Second Lien Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Second Lien Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 7.12 of the Second Lien Security Agreement, hereby becomes a party to the Second Lien Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules [            ]1 to the Second Lien Security

[1]	Refer to each Schedule which needs to be supplemented.

Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article 3 of the Second Lien Security Agreement made by such Additional Grantor with respect to itself or its property is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

3. This Assumption Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Assumption Agreement shall become effective when the Collateral Agent shall have received a counterpart of this Assumption Agreement that bears the signature of the Additional Grantor. Delivery of an executed signature page to this Assumption Agreement by facsimile transmission (or other electronic transmission) shall be as effective as delivery of a manually signed counterpart of this Assumption Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex II

to

Second Lien Security Agreement

Form of Copyright Security Agreement

Copyright Security Agreement (this “Agreement”), dated as of [            ], by [            ] and [            ] (individually, a “Grantor”, and, collectively, the “Grantors”), in favor of U.S. Bank National Association, in its capacity as collateral agent pursuant to the Indenture (in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, the Grantors are party to a Second Lien Security Agreement dated as of December [20], 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Grantors are required to execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. As security for the payment, performance and observance, as applicable, in full of the Obligations, each Grantor did, and hereby does, pledge and grant to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties a security interest in all right, title and interest in or to any and all of the following Collateral of such Grantor, in each case, other than Excluded Assets (collectively, the “Copyright Collateral”):

(a) all Copyrights of such Grantor, including those listed on Schedule I attached hereto; and

(b) all Proceeds of any and all of the foregoing.

SECTION 3. The Security Agreement. The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of December [20], 2013 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Roundy’s, Inc., Roundy’s Acquisition Corp.,

Annex II-1

Roundy’s Supermarkets, Inc., and certain of their subsidiaries party thereto, Credit Suisse AG, as First-Lien Administrative Agent and as Senior Credit Agent, and U.S. Bank National Association, as Trustee and as Noteholder Collateral Agent. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

SECTION 5. Termination. Upon the payment in full of the Obligations and termination of the Security Agreement or pursuant to any other termination or release as set forth under Section 7.13 of the Security Agreement, as applicable, the Collateral Agent shall execute, acknowledge, and deliver to the Grantors an instrument in writing in recordable form releasing all or part, as the case may be, of the collateral pledge, grant, assignment, lien and security interest in the Copyright Collateral under this Agreement.

SECTION 6. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

1. [signature page follows]

Annex III-2

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

• Very truly yours,

• [Grantor]

By:
Name:
Title:

• Accepted and Agreed:
•
•
• U.S. BANK NATIONAL ASSOCIATION,
•
• as Collateral Agent

By:
Name:
Title:

Annex II-3

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Copyright Applications:

OWNER	TITLE

Annex II-4

Annex III

to

Second Lien Security Agreement

Form of Patent Security Agreement

Patent Security Agreement (this “Agreement”), dated as of [            ], by [            ] and [            ] (individually, a “Grantor”, and, collectively, the “Grantors”), in favor of U.S. Bank National Association, in its capacity as collateral agent pursuant to the Indenture (in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, the Grantors are party to a Second Lien Security Agreement dated as of December [20], 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Grantors are required to execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. As security for the payment, performance and observance, as applicable, in full of the Obligations, each Grantor did, and hereby does, pledge and grant to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties a security interest in all right, title and interest in or to any and all of the following Collateral of such Grantor, in each case, other than Excluded Assets (collectively, the “Patent Collateral”):

(a) all Patents of such Grantor, including those listed on Schedule I attached hereto; and

(b) all Proceeds of any and all of the foregoing.

SECTION 3. The Security Agreement. The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of December [20], 2013 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Roundy’s, Inc., Roundy’s Acquisition Corp., Roundy’s Supermarkets, Inc., and certain of their subsidiaries party thereto, Credit Suisse AG, as

Annex III-1

First-Lien Administrative Agent and as Senior Credit Agent, and U.S. Bank National Association, as Trustee and as Noteholder Collateral Agent. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

SECTION 5. Termination. Upon the payment in full of the Obligations and termination of the Security Agreement or pursuant to any other termination or release as set forth under Section 7.13 of the Security Agreement, as applicable, the Collateral Agent shall execute, acknowledge, and deliver to the Grantors an instrument in writing in recordable form releasing all or part, as the case maybe, of the collateral pledge, grant, assignment, lien and security interest in the Patent Collateral under this Agreement.

SECTION 6. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[signature page follows]

Annex III-2

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

• Very truly yours,

• [Grantor]

By:
Name:
Title:

• Accepted and Agreed:
•
•
• U.S. BANK NATIONAL ASSOCIATION,
•
• as Collateral Agent

By:
Name:
Title:

Annex III-3

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patents:

OWNER	REGISTRATION NUMBER	NAME

Patent Applications:

OWNER	APPLICATION NUMBER	NAME

Annex III-4

Annex IV

to

Second Lien Security Agreement

Form of Trademark Security Agreement

Trademark Security Agreement (this “Agreement”), dated as of December [ ], 2013, by [            ] and [            ] (individually, a “Grantor”, and, collectively, the “Grantors”), in favor of U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent pursuant to the Indenture (in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, the Grantors are party to a Second Lien Security Agreement dated as of December [ ], 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Grantors are required to execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. As security for the payment, performance and observance, as applicable, in full of the Obligations, each Grantor did, and hereby does, pledge and grant to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties a security interest in all right, title and interest in or to any and all of the following Collateral of such Grantor, in each case, other than Excluded Assets (collectively, the “Trademark Collateral”):

(a) all Trademarks of such Grantor, including those listed on Schedule I attached hereto;

(b) all goodwill associated with such Trademarks; and

(c) all Proceeds of any and all of the foregoing;

provided, that the foregoing pledge, assignment and grant of security interest shall not apply to any United States intent-to-use trademark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under the applicable federal law.

SECTION 3. The Security Agreement. The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

Annex IV-1

SECTION 4. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of December [20], 2013 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Roundy’s, Inc., Roundy’s Acquisition Corp., Roundy’s Supermarkets, Inc., and certain of their subsidiaries party thereto, Credit Suisse AG, as First-Lien Administrative Agent and as Senior Credit Agent, and U.S. Bank National Association, as Trustee and as Noteholder Collateral Agent. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

SECTION 5. Termination. Upon the payment in full of the Obligations and termination of the Security Agreement or pursuant to any other termination or release as set forth under Section 7.13 of the Security Agreement, as applicable, the Collateral Agent shall execute, acknowledge, and deliver to the Grantors an instrument in writing in recordable form releasing all or part, as the case maybe, of the collateral pledge, grant, assignment, lien and security interest in the Trademark Collateral under this Agreement.

SECTION 6. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[signature page follows]

Annex IV-2

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

• Very truly yours,

• [Grantors]

By:
Name:
Title:

• Accepted and Agreed:
•
•
• U.S. BANK NATIONAL ASSOCIATION,
•
• as Collateral Agent

By:
Name:
Title:

Annex IV-3

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

2. Trademark Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Trademark Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Annex IV-4

SCHEDULE 1

INTELLECTUAL PROPERTY

All of the intellectual property identified in this Schedule 1 is owned by the Company or one of its Subsidiaries unless otherwise noted.

FEDERAL TRADEMARK REGISTRATIONS1:

OWNER	MARK	REG. NO.	REG. DATE	NEXT ACTION DUE
Roundy’s Supermarkets, Inc.	ADVANTAGE PLUS	1,964,854	04/02/1996	04/02/2016
Roundy’s Supermarkets, Inc.	COPPS KEY SAVING CLUB[2]	2,213,971	12/29/1998	12/29/2018
Roundy’s Supermarkets, Inc.	CUT BACK and Design[3]	3,430,520	5/20/2008	Sec. 8 - 5/20/2014 Renew 5/20/2018
Roundy’s Supermarkets, Inc.	MARIANO’S FRESH MARKET	4,192,268	08/04/12	Sec. 8 - 8/14/18 Renew 8/14/22
Roundy’s Supermarkets, Inc.	MARIANO’S FRESH MARKET & DESIGN	4,237,764	11/06/12	Sec. 8 - 11/6/2018 Renew 11/6/2022
Roundy’s Supermarkets, Inc.	Miscellaneous Design (Mor for Less logo)	1,755,950	03/02/1993	03/02/2013
Roundy’s Supermarkets, Inc.	MOR FOR LESS	1,805,581	11/16/1993	11/16/2023
Roundy’s Supermarkets, Inc.	PICK ‘N SAVE[4]	1,443,606	06/16/1987	06/16/2017
Roundy’s Supermarkets, Inc.	RAINBOW	1,459,729	09/29/2007	09/29/2017
Roundy’s Supermarkets, Inc.	RAINBOW FOODS & DESIGN	1,304,312	11/06/1984	11/06/2014
Roundy’s Supermarkets, Inc.	ROUNDY’S	937,195	07/04/1972	07/04/2022
Roundy’s Supermarkets, Inc.	ROUNDY’S	1,187,206	01/19/1982	01/19/2022
Roundy’s Supermarkets, Inc.	ROUNDY’S	1,254,205	10/18/1983	10/18/2023

[1]	License or concurrent use agreements affecting trademarks in this section are noted in footnotes.
[2]	The Company does not plan to renew this registration
[3]	The Company does not plan to maintain and/or renew this registration
[4]	This is a concurrent-use registration and is subject to the concurrent-use settlement agreement with National Merchandise Company, Inc., dated March 27, 1986. Accordingly, the Company and its Subsidiaries cannot use this mark in connection with retail grocery store services in the states of Florida, Georgia, North Carolina, South Carolina, Virginia, Alabama, Mississippi, Louisiana and Texas.

OWNER	MARK	REG. NO.	REG. DATE	NEXT ACTION DUE
Roundy’s Supermarkets, Inc.	ROUNDY’S	1,388,749	04/08/1986	04/08/2016
Roundy’s Supermarkets, Inc.	ROUNDY’S	1,412,925	10/14/1986	10/14/2016
Roundy’s Supermarkets, Inc.	ROUNDY’S	1,626,534	12/11/1990	12/11/2020
Roundy’s Supermarkets, Inc.	ROUNDY’S	1,703,187	07/28/1992	07/28/2022
Roundy’s Supermarkets, Inc.	ROUNDY’S	1,943,818	12/26/1995	12/26/2015
Roundy’s Supermarkets, Inc.	ROUNDY’S	1,966,793	04/09/1996	04/09/2016
Roundy’s Supermarkets, Inc.	SPEED ZONE	3,088,671	5/2/2006	Renew 5/2/2016
Roundy’s Supermarkets, Inc.	SPEED ZONE SELF-CHECKOUT and Design	3,017,766	11/22/2005	Renew 11/22/2015
Roundy’s Supermarkets, Inc.	SUNNY VALLEY	3,304,665	10/2/2007	Renew 10/2/2017

STATE TRADEMARK REGISTRATIONS:

MARK	STATE	REG. NO.	REG. DATE	NEXT ACTION DUE
PICK ‘N SAVE	Wisconsin	21,998	04/05/1975	04/05/2015
ROUNDY’S	Wisconsin	11,877 (f/k/a #31434 & #4240)	10/31/1941	04/13/2021
RAINBOW FOODS (assumed name filing)	Minnesota		08/25/2003 (initial 10 year term)	08/25/2014 (annual renewal)

MATERIAL COMMON LAW TRADEMARKS (unless indicated otherwise):

COPPS FOOD CENTER

MARIANO’S

MARIANO’S FRESH MARKET

METRO MARKET

OKI SUSHI

ORCHARD FOODS

RAINBOW

RAINBOW FOODS

REAL & Design5

ROUNDY’S

SHOP-RITE

Shop Well. Eat Well. Live Well.

VERO

TRADEMARK LICENSES:

TRADEMARK	PARTIES	AGREEMENT	DATE
PICK ‘N SAVE	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Wetterau Incorporated	Assignment and License Agreement	April 26, 1983

PICK ‘N SAVE ADVANTAGE ADVANTAGE PLUS	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Nash Finch Company	Pick ‘n Save Customer and License Agreement (limited to Van Wert, OH, Pick ‘n Save store per the 2/24/05 Asset Purchase Agreement between the parties)	March 31, 2005 (expires on termination of lease at Van Wert, OH, store)

PICK ‘N SAVE ADVANTAGE ADVANTAGE PLUS	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Nash Finch Company	Pick ‘n Save Customer and License Agreement (limited to Ironton, OH, Pick ‘n Save store per the 2/24/05 Asset Purchase Agreement between the parties)	March 31, 2005 (expires on termination of lease at Ironton, OH, store)

PICK ‘N SAVE ADVANTAGE ADVANTAGE PLUS	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Nash Finch Company (Pursuant to the 2/24/05 Asset Purchase Agreement between the parties)	Pick ‘n Save License Agreement (limited to existing licensees set forth on Exhibit B)	March 31, 2005 (expires on last expiration date of the assigned agreements)

MOR FOR LESS VILLAGE MARKET* PRICE LESS FOODS PRICE LESS ORCHARD MARKET	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Nash Finch Company (Pursuant to the terms of the 2/24/05 Asset Purchase Agreement between the parties)	Mor For Less License Agreement (limited to existing licensees set forth on Exhibit B w/ability to add additional licensees in MI (partial), IN, OH, KY, WV, PA, MD & IL (partial))	March 31, 2005

[5]	This registered mark is used pursuant to a certified user agreement with American Dairy Association of WI, dated August 18, 1981.

Each of the following parties is subject to either an oral or written license relating to certain Intellectual Property Rights:

Non-Grocery/Supply Vendors:

AJM	Label Force, Inc.
Bagcraft	Levin Brothers
Bollin Label	Mettler Packaging, LLC
Cell-U-Cap	Placon Industries
ComData Stored Value Systems	Plastique Cascades
Duro Bag Company	Robbie Manufacturing
Fanta Pak	Royal Paper
Fiberlinks Textiles, Inc.	R.W. Rodgers
Frank W. Winne & Son	Seasonal Packaging, Inc.
Green Bag Company	Solo Cup Company
Green Bay Packaging	Southern Champion Packaging Co.
Hilex Poly	Spectrum Plastics
Indiana Carton	Top Promotions, Inc.
International Paper	Trade Labels, Inc.
International Paper Food Service Division	Ukrop’s Dress Express
Kings Command	Wisconsin Receipt Advertising

Commissary Supply Vendors:

Bemis Co., Inc.	Kroeger Labeling Systems, Inc.
Berry Plastics Corporation	Label Force, Inc.
Burd & Fletcher Company, Inc.	Label Makers, Inc.
Custom Cullinary	Polytainers, Inc.
KG Marketing & Bag Co., Inc.	S.P.I., Inc.

Roundy’s Grocery (Own Brand) Vendors:

ABC Bev/Dr Pepper/7up-Pl	Bergin Fruit Co. Inc.

AdvancePierre Foods	Berry Plastics

Amer Foods Group LLC	Bowman Andros Products, LLC

Amigos Foods	Catallia Mexican Foods

ASO Corp.	Chicago Fresh Meats, Inc.

B&M Inc. (Organic Spices)	Choice Canning Co, Inc.

Bakewise Brands, Inc.	Clement Pappas

Bascom Family Farms	Colonna Brothers Inc.

Beech-Nut Nutrition Corp.	Cornfields, Inc.

Deli Source, Inc.

Distant Lands Coffee Roaster

English Bay Batter Inc.

Everson Distributing Co. Inc.

Faucet Queens, Inc.

Ferma Inc. DBA Total Granola

Flaum Appetizing

Flower Specialty Snack Sales

Garcoa Labs

Garden Fresh-MTO

GKI Foods, Inc.

Global Packaging LLC

Glove Specialties

Godshalls Quality Meats Inc.

GS Gelato & Desserts

Heartland Sweeteners, LLC

Heritage Frozen Foods Ltd.

Hoopeston Foods

Hormel Financial Services

Hormel Foods

Hormel Foods Mexican Accent

Icicle Seafoods

Innomark Communication

Irving Tissue Inc

Johnsonville Sausage - PL

Klements Sausage - Refrig

Koch Foods, Inc.

Lakeview Farms Inc.

Leahy Orchards

Les Aliments O'Sole Mio Inc.

Li Destri Foods Inc.

Li Destri Foods Inc.

Ma Gedney Co P/L

Mad Will's Food Co.

Mayfair Sales, Inc.

Mc Cormick & Co /Mainline

Mel-O Honey Inc.

Merisant

Monogram Frozen Foods

More Than Gourmet

Mrs. Millers Homemade Noodles

Northdown Industries

Ohm Laboratories

Old Dutch Foods Inc/Ur Brands

Old Fashioned Foods Inc.

Olds Products Co.

Pacific Supreme Company

Pasco Onions

Pavco Inc. d/b/a Nexgen

Plumrose USA Inc.

Preferred Meal Systems, Inc.

Premium Waters, Inc.

Prilabs, Inc.

Prime Choice Foods – West

Purcell International

Quad/Graphics

Racconto Italian Foods

Ralcorp - Tarts

Richelieu Foods Inc.

Ruprecht Company

Rush Direct Inc.

Scotts Of Wisconsin

Seasonal Packaging Inc.

Seville Imports (P/L)

Shining Ocean/Seafarer IMT

Snak King Corporation

Spectrum Industries, Inc.

Stefani Premium Food Products

Stefano Foods, Inc.

Stevens Point Brewery

Sweet Harvest Foods

Topco / ADM Cocoa

Topco / AJM

Topco / Allen Canning

Topco / Basic Grain Products

Topco / Bay Valley (Crmr)

Topco / Bay Valley (Dressing)

Topco / Bremner (Crackers)

Topco / Bremner (Cremes)

Topco / Bremner (Ripon)

Topco / Burnette

Topco / Carriage House

Topco / Carthage Cup (Genpak)

Topco / Caudill Seed Company

Topco / Cherry Central

Topco / Clearwater

Topco / Cliffstar

Topco / Conagra

Topco / Conagra - Grocery

Topco / Cott Beverages

Topco / CR Brands

Topco / Crofters Food Ltd.

Topco / Dakota Growers

Topco / Faribault

Topco / Gilster

Topco / Global Harvest

Topco / Golden Boy Foods

Topco / Harris Tea

Topco / Hormel Foods

Topco / J&J Snack Foods

Topco / Jarden Home Brands

Topco / Jasper Products

Topco / JM Smucker

Topco / John B Sanfilippo

Topco / Joy Cone Company

Topco / Kansas City Sausage Co

Topco / Karlin

Topco / Lakeside

Topco / Linette

Topco / Malt-o-Meal

Topco / Marfood USA

Topco / Massimo Zanetti

Topco / McCain Foods

Topco / Menu

Topco / Mondiv

Topco / Morgan Foods

Topco / Mountain Green

Topco / Musco Olives

Topco / Neil Jones Food

Topco / Oil Dri

Topco / Once Again Nut Butter

Topco / Once Again Nut Butter

Topco / Online Packaging

Topco / Pacific Coast Producer

Topco / Pactiv Corp

Topco / Premium Waters

Topco / Presto

TOPCO / Ralston Foods

Topco / Ralston Foods

Topco / Red Gold

Topco / Republic Plastics

Topco / Reynolds/Alcoa

Topco / Rockline Industries

Topco / Rose Acre Farm

Topco / Sturm Foods

Topco / Sun Product (Detergent)

Topco / Tony Downs Foods

Topco / Trident Seafoods

Topco / Trinidad Benham

Topco / Trinidad Benham-Rice

Topco / U.S. Nonwovens Corp.

Topco / United Salt Corp.

Topco / United Sugar

Topco / Ventura Foods

Topco / Wincup

Topco / Woeber Mustard

Topco /Crescent Manufacturing

Topco HP Hood LLC

Topco Saputo Cheese

Topco Schreiber

Topco/ Camerons Coffee

Topco/Aaron Industries

Topco/American Dairy Brands

Topco/Carriage House

Topco/Conagra - Grocery

Topco/Heartland Sweeteners

Topco/Morgan Foods

Topco/Organic Valley 64

Topco/Protenergy Natural Foods

Topco/Sepps

Tyson Foods/Deli Chicken

Us Cotton LLC

Vitaceutical Labs

Winona Foods Inc.

Winona Foods Inc.

WIT Group

Roundy’s Non-Grocery (Own Brand) Vendors:

AAA Pharmaceutical Inc.

Aspen Foods

Azteca Foods Inc.

Birchwood Foods

Bochner Chocolates

C&F Packing Co Inc.

Calico Brands

Crystal Farms

Eileen’s Candies Inc.

EZP International

Farmland Foods Inc – Processed

General Mills

Hormel

Kemps

Mazzetta Company LLC

Meteor Inc.

Newly Weds Foods Inc.

Palermo

Patrick Cudahy Inc.

Patrick Cudahy Inc – Frozen

Patrick Cudahy Inc-Deli

Patrick Cudahy Inc.

PBM Products LLC

RC International

Roundy’s Commissary

Schoep's Ice Cream

Select Food Products

Shining Ocean/Rdys Crab

Spectrum Brands, Inc.

Tampa Bay Fish Inc.-Frozen

Topco / Duda/Citrus Belle

Topco / Caruthers Raisin

Topco / Cherry Central

Topco / John B. Sanfilippo

Topco / Royal Oak Enterprises

Topco / Crowley Foods

Topco / Morning Star Foods

Topco / Organic Valley

Topco / Ventura Foods

Topco / Highliner

Topco / Lakeside Frozen Foods

Topco/Campione

Topco / Conagra/Dairy

Topco / First Boston Pharma, LLC

Topco / Grassland Dairy

Topco / Imperial Frozen Foods

Topco / Kemps

Topco / Kemps/Marigold

Topco / Jasper Products, (Dairy Creamers)

Topco/ Joseph Campione

Topco / Lakeside Frozen Foods

Topco / Masters Gallery

Topco / Peak

Topco / Rhodes International

Topco / Rockline Inc Baby

Topco / Rockline Industries

Topco / Saputo Cheese

Topco / Topcare Associates LLC

Tyson Foods, Inc.

Valor Brands LLC

VI Jon Laboratories Inc.

Windsor Foods / Pasta

Any other licenses involving the above entities have been granted on a nonexclusive basis solely for the purpose of creating items, such as labels and bags bearing certain Intellectual Property Rights, for use by the Company and/or its Subsidiaries.

TRADEMARK LICENSES EMBODIED IN CUSTOMER AND LICENSE SUPPLY AGREEMENTS:

Each of the parties listed below is subject to a written Customer and License Supply Agreement relating to either the ADVANTAGE, ADVANTAGE PLUS and PICK ‘N SAVE marks.

Cust. #	Customer’s Exact Legal Name	Title of Agreement	Date of Agreement
7176	Webster’s United Foods	PNS Cust. & Lic. Agmt.	06-21-89

TRADEMARK LICENSES CONTAINED IN FREQUENT SHOPPER PROGRAM AGREEMENTS:

Each of the parties listed below is subject to an oral or written license, in connection with a frequent shopper program relating to either the ADVANTAGE and/or ADVANTAGE PLUS mark(s) or the ROUNDY’S mark.

Store #	Store Name	Street Address	City, State, Zip	Owner
7176	Pick ‘n Save Ripon	1188 W Fond du Lac Street P.O. 367	Ripon, WI 54971	Webster’s United Food Services, Inc.

TRADEMARK SETTLEMENT AND CONCURRENT USE AGREEMENTS:

TRADEMARK	PARTIES	AGREEMENT	DATE
ADVANTAGE	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Bergen Brunswig Corporation	Settlement Agreement	01/01/93

ADVANTAGE	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and C. & T. Refinery, Inc.	Trademark Consent Agreement	03/30/94

TRADEMARK	PARTIES	AGREEMENT	DATE
ADVANTAGE, ADVANTAGE PLUS and ADVANTAGE REWARDS	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Gerland’s Food Fair, Inc.	Settlement Agreement	02/17/97

ADVANTAGE	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Performance Group Co., d/b/a Fresh Advantage	Settlement Agreement	03/14/97

ADVANTAGE, ADVANTAGE PLUS and ADVANTAGE REWARDS	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Ashcraft’s Market, Inc.	Settlement Agreement	05/07/97

ADVANTAGE, ADVANTAGE PLUS and ADVANTAGE REWARDS	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Giant Eagle, Inc.	Settlement Agreement	03/18/98

LEAN ‘N TENDER	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Peck Meat Packing Corporation	Trademark Agreement	12/14/83

PICK ‘N SAVE	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and National Merchandise Company, Inc.	Concurrent Use Settlement Agreement	03/27/86

VILLAGE MARKET (mark assigned to SuperValu Holdings, Inc. 3/3/08)	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Moore Brothers Market, LLC	Consent to Use Agreement	Not clear if ever fully executed

COPYRIGHTS:

OWNER	TITLE OF WORK	REG. NO.	REG. DATE
Roundy’s Supermarkets, Inc. (as successor in interest to Scot Lad Foods, Inc.)[6]	Eight Security Programs to Improve Profitable Retail Operations: The New Scot Lad Foods Dimension	TX-746-046	08/10/1981

[6]	This copyright is currently held by Scot Lad Foods, Inc.

Roundy’s Supermarkets, Inc. (as successor in interest to Scot Lad Foods, Inc.)[7]	An Ounce of Prevention is Worth a Pound of Cure: How to Recognize a Potential Shoplifter and Prevent Shoplifting	TX-746-047	08/10/1981

Roundy’s Supermarkets, Inc. (as successor in interest to The Copps Corporation)[8]	Confidential Loss Prevention Survey	TX-746-048	08/10/1981

Roundy’s Supermarkets, Inc. (as successor in interest to The Copps Corporation)[9]	Instruction Manual for the Copps General Merchandise Store Management Simulation Program	TXu-135-992	09/06/1983

Roundy’s Supermarkets, Inc. (as successor in interest to The Copps Corporation)[10]	Game Documentation for the Copps General Merchandise Store Management Simulation Program	TXu-135-993	09/06/1983

Copyright Licenses: None.

[7]	This copyright is currently held by Scot Lad Foods, Inc.
[8]	This copyright is currently held by The Copps Corporation.
[9]	This copyright is currently held by The Copps Corporation.
[10]	This copyright is currently held by The Copps Corporation.

SCHEDULE 2

PLEDGED INVESTMENT PROPERTY

ISSUER	STATE OF INCORPORATION	AUTHORIZED SHARES OF STOCK	ISSUED AND OUTSTANDING SHARES OF STOCK	OWNER
Roundy’s Supermarkets, Inc.	Wisconsin	1,500 Common	1,000	Roundy’s Acquisition Corp.
Roundy’s Acquisition Corp.	Delaware	200,000 Common 20,000 Participating Preferred	1,000 Common -0-	Roundy’s, Inc.
Badger Assurance Ltd.	Bermuda	120,000 Common	120,000 (only 66% of which will be pledged)	Roundy’s Supermarkets, Inc.
IRP, LLC	Wisconsin	100 LLC Units	100	Roundy’s Illinois, LLC
I.T.A., Inc.	Wisconsin	2,800 Common	1,000	Roundy’s Supermarkets, Inc.
Jondex Corp.	Wisconsin	2,000 Common	1,001	Roundy’s Supermarkets, Inc.
Kee Trans, Inc.	Wisconsin	2,800 Common	1,000	Roundy’s Supermarkets, Inc.
Mega Marts, LLC	Wisconsin	5,800,000 LLC Units	5,800,000	Roundy’s Supermarkets, Inc.
RBF, LLC	Wisconsin	100 LLC Units	100 Units	Jondex Corp.
Roundy’s Illinois, LLC	Wisconsin	100 LLC Units	100	Roundy’s Supermarkets, Inc.
Shop-Rite, LLC	Wisconsin	892 LLC Units	892	Roundy’s Supermarkets, Inc.
Ultra Mart Foods, LLC	Wisconsin	100 LLC Units	100	Roundy’s Supermarkets, Inc.

Pledged Notes: None

Securities Accounts:

SECURITIES INTERMEDIARY & ADDRESS	ACCOUNT NAME	ACCOUNT NO.
J.P. Morgan Securities, LLC 383 Madison Avenue, Floor 3 New York, NY 10179-0001	Money Market Mutual Funds (Roundy’s Supermarkets) *Overnight cash deposit/investments; drawn out each morning	499774

SCHEDULE 3

COMMERCIAL TORT CLAIMS

None.

SCHEDULE 4

FILING AND ACTIONS FOR PERFECTION

Uniform Commercial Code Filings

FILING LOCATIONS

Debtor	Jurisdiction	Filing Office
Roundy’s, Inc.	Delaware	Secretary of State of the State of Delaware
Roundy’s Supermarkets, Inc.	Wisconsin	Wisconsin Department of Financial Institutions
Roundy’s Acquisition Corp.	Delaware	Secretary of State of the State of Delaware
IRP, LLC	Wisconsin	Wisconsin Department of Financial Institutions
I.T.A., Inc.	Wisconsin	Wisconsin Department of Financial Institutions
Jondex Corp.	Wisconsin	Wisconsin Department of Financial Institutions
Kee Trans, Inc.	Wisconsin	Wisconsin Department of Financial Institutions
Mega Marts, LLC	Wisconsin	Wisconsin Department of Financial Institutions
RBF, LLC	Wisconsin	Wisconsin Department of Financial Institutions
Roundy’s Illinois, LLC	Wisconsin	Wisconsin Department of Financial Institutions
Shop-Rite, LLC	Wisconsin	Wisconsin Department of Financial Institutions
Ultra Mart Foods, LLC	Wisconsin	Wisconsin Department of Financial Institutions

Copyright and Trademark Filings

Grant of Security Interest in Copyrights Rights, executed and delivered by Roundy’s Supermarkets, Inc., a Wisconsin corporation (as successor-in-interest to The Copps Corporation and Scot Lad Foods, Inc.), in favor of the Collateral Agent filed in the United States Copyright Office

Grant of Security Interest in Trademark Rights, executed and delivered by Roundy’s Supermarkets, Inc., a Wisconsin corporation, in favor of the Collateral Agent filed in the United States Trademark and Patent Office

SCHEDULE 5

JURISDICTION, IDENTIFICATION NUMBER AND CHIEF EXECUTIVE OFFICE

NAME	STATE OF ORGANIZATION	STATE IDENTIFICATION NUMBER
Roundy’s, Inc.	Delaware	4809913
Roundy’s Supermarkets, Inc.	Wisconsin	1R04119
Roundy’s Acquisition Corp.	Delaware	3503625
IRP, LLC	Wisconsin	I024433
I.T.A., Inc.	Wisconsin	K022601
Jondex Corp.	Wisconsin	1J01342
Kee Trans, Inc.	Wisconsin	K022603
Mega Marts, LLC	Wisconsin	M036250
RBF, LLC	Wisconsin	R039876
Roundy’s Illinois, LLC	Wisconsin	R048745
Shop-Rite, LLC	Wisconsin	1S15389
Ultra Mart Foods, LLC	Wisconsin	1K02886

Location of Chief Executive Office of all Grantors:

875 East Wisconsin Avenue, Milwaukee, Wisconsin 53202